Exhibit 10.1
Amendment No. 2 to the Embecta Corp. 2022 Employee and Director Equity-Based Compensation Plan
This Amendment No. 2 (“Amendment No. 2”) to the Embecta Corp. 2022 Employee and Director Equity-Based Compensation Plan, as amended (the “2022 Plan”), is made effective as of the 11th day of February, 2026, by Embecta Corporation, a Delaware corporation (the “Company”).
1.Amendment to Section 5(a) of the 2022 Plan. Section 5(a) of the 2022 Plan is deleted in its entirety and replaced with the following:
The number of Shares available for issuance under the Plan is 12,619,000 Shares, which includes Shares subject to all Assumed Spin-Off Awards, subject to adjustment as provided below. Notwithstanding the foregoing and subject to adjustment as provided in Sections 5(e) and 5(f), the maximum number of Shares that may be granted pursuant to Stock Options intended to be Incentive Stock Options shall be 12,619,000 Shares. The maximum number of Shares available to be granted pursuant to Awards to any non-employee director under the Plan in any fiscal year of the Company shall be equal to $500,000 as of the applicable date of grant.
2.Continued Effect. Except as set forth herein, the 2022 Plan shall remain unchanged and in full force and effect.